Exhibit 5

                                               MICHAEL ARMSTRONG, Q.C.
                                               Direct Line: (416) 860-1987
                                               Direct Fax: (416) 860-1988
                                               Email: marmstrong@basmansmith.com
                                               File No. 03-2970

April 9, 2003

Stake Technology Ltd.
2838 Highway 7
Norval, Ontario L0P 1K0

Dear Sirs/Mesdames:

Re: Stake Technology Ltd. Form S-3 Registration Statement 1,863,744 Common Shares without par value ("Common Shares")

We have acted as Canadian counsel for Stake Technology Ltd. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933 of the United States relating to the sale by the selling Shareholders named in the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the warrants ("Warrants") to purchase Common Shares to the selling Shareholders and, in addition, we have made such legal and factual examinations of the corporate records of the Company and applicable laws as we have considered necessary or appropriate in the circumstances.

We are opining herein as the effect on the subject Common Shares only of the Canada Business Corporations Act and we express no opinion with respect to the applicability thereto or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing, it is our opinion that as of the date of this opinion, the Common Shares have been duly authorized, and when duly subscribed and paid for in accordance with the terms of the Warrants, will be validly issued and fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the captions "Enforceability of Civil Liabilities", "Legal Matters" and "Exhibits".

Yours very truly,


BASMAN SMITH LLP